UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 6, 2010
Date of Report (Date of earliest event reported)
ALPHATRADE.COM
(Exact name of registrant as specified in its charter)

NEVADA	000-25631	98-0211652

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

SUITE 116 - 930 WEST 1ST STREET, NORTH VANCOUVER, BC	V7P3N4

(Address of principal executive offices)	(Zip Code)
(604) 986-9866
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the audit of the consolidated financial statements of Alphatrade.com (the “Company”) for the year ended December 31, 2007 and December 31, 2008 by the Company’s independent registered public accounting firm, Chisholm, Bierwolf, Nilson & Morrill, LLC, the Company reviewed its accounting procedures for recording other than temporary impairment of marketable securities held for sale. The Company determined that its accounting procedures were in not resulting in financial reporting in accordance with Generally Accepted Accounting Procedures in the United States of America.

Accordingly, the Company concluded that its financial statements for the year ended December 31, 2007 and December 31, 2008 as included in original Form 10-K’s filed for the years ended December 31, 2008 and 2007 could no longer be relied upon.  The Company has corrected the error by filing Amendments to its annual report on Form 10-KA for the years ended December 31, 2008 and December 31, 2007 and disclosed the effects of the corrections in the notes to the financial statements.

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its independent registered public accounting firm, Chisholm, Bierwolf, Nilson & Morrill, LLC., who reissued their audit report on the years ended December 31, 2008 and 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATRADE.COM
Date: August 6, 2010	By:	/s/ Gordon Muir
Gordon Muir
President